SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

PATH 1 NETWORK TECHNOLOGIES INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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PATH 1 NETWORK TECHNOLOGIES INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 12, 2004

TO THE STOCKHOLDERS OF PATH 1 NETWORK TECHNOLOGIES INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Path 1 Network Technologies Inc., a Delaware corporation (the “Company”), will be held on Monday, July 12, 2004, at 10:00 a.m. Pacific Daylight Time at 6215 Ferris Square, Suite 140, San Diego, California, USA 92121, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect directors to serve until the next Annual Meeting of the Stockholders or until their successors are duly elected;

2.	To ratify the appointment of Swenson Advisors, LLP as independent auditors of the Company for the fiscal year ending December 31, 2004;

3.	To approve the Company’s 2004 Equity Incentive Plan; and

4.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Only stockholders of record at the close of business on Monday, May 31, 2004, are entitled to notice of and to vote at the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign the enclosed proxy card and return it as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy card because your shares are registered in different names and addresses, each proxy card should be signed and returned to assure that all your shares will be voted. You may revoke your Proxy at any time before to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your Proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

Sincerely,

John R. Zavoli

Chief Executive Officer

San Diego, California, USA

June 10, 2004

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

PATH 1 NETWORK TECHNOLOGIES INC.

6215 Ferris Square, Suite 140

San Diego, California, USA 92121

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 12, 2004

General

The Board of Directors of Path 1 Network Technologies Inc., a Delaware corporation (the “Company”), asks that you appoint its representatives as proxies to vote your shares of Common Stock of the Company at the Company’s 2004 Annual Meeting of Stockholders to be held on July 12, 2004 (the “Annual Meeting”). The Annual Meeting will be held at 10:00 A.M. at 6215 Ferris Square, Suite 140, San Diego, California, USA 92121. To appoint the proxies, sign and return the enclosed form of proxy card (the “Proxy”). These proxy solicitation materials were first mailed on or about June 10, 2004, to all stockholders entitled to vote at the Annual Meeting. Please note that all share numbers have been adjusted to reflect the 1:6 reverse stock split that became effective on July 23, 2003.

Voting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On April 29, 2004, approximately 6,692,307 shares of the Company’s Common Stock, par value $0.001 per share, were issued and outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on May 31, 2004, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. Stockholders may not cumulate votes in the election of directors. The election of directors will be by plurality. All other matters to be considered at the Annual Meeting require, for adoption, a majority of the shares represented at the Annual Meeting.

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will generally not be counted for purposes of determining whether a proposal has been approved.

Proxies

If the enclosed proxy card is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy card is signed and returned, the proxy will be voted FOR the election of each director nominee proposed by the Board unless the authority to vote for the election of such nominee is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposals two and three as described in the accompanying Notice and this Proxy Statement. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Chief Financial Officer of the Company at the Company’s principal executive offices at 6215 Ferris Square, Suite 140, San Diego, California, USA 92121, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders of the Company that are intended to be presented by such stockholders at our 2005 Annual Meeting of Stockholders must be received no later than February 10, 2005, in order that they may be included in the proxy statement and form of proxy card relating to that meeting.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE: ELECTION OF DIRECTORS

General

Our Bylaws provide for a Board of Directors consisting of at least one and not more than seven directors. The Board currently consists of six persons. The directors elected at the Annual Meeting will serve until the 2005 Annual Meeting of Stockholders or until their respective successors have been duly elected. We expect all members of the Board of Directors to attend the Annual Meeting of Stockholders, and all current members, except Mr. Clasen and Dr. Nazarathy, were in attendance at the 2003 Annual Meeting of Stockholders. Our Board has determined that Mr. Bixby, Mr. Packer, Mr. Clasen and Dr. Nazarathy are independent members of our Board under the rules of the American Stock Exchange.

Criteria for Board Membership. In selecting candidates for appointment or re-election to the Board, the Board considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that at least a majority of the directors are independent under the rules of the American Stock Exchange, and that members of the Company’s audit committee meet the financial literacy and sophistication requirements under the rules of the American Stock Exchange. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of our business environment, and willingness to devote adequate time to Board duties.

Stockholder Nominees. The Board will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Board c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted a reasonable time before the 2005 Annual Meeting of Stockholders.

Process for Identifying and Evaluating Nominees. The Board believes the company is well-served by our current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Board will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the independent directors will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the company and, if the independent directors deem appropriate, a third-party search firm. The independent directors will evaluate each candidate’s qualifications and check relevant references. Based on this input, the independent directors will evaluate which of the prospective candidates is qualified to serve as a director and whether this candidate should be recommended to the Board to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

All of the nominees for election have agreed to serve, if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event a nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

Frederick A. Cary, 54, serves as the Company’s Chairman of the Board of Directors, a position he assumed in March 2002. Mr Cary also served as our President and Chief Executive Officer from September 2001 to March 2004. Mr. Cary was the CEO of Azur, Inc., a wireless communications equipment company, from July 2000 to December 2000. Before that, Mr. Cary was the CEO of Boxlot, Inc., an enterprise software company, from January 1998 to July 2000. Boxlot was acquired by InfoSpace, Inc. in December 2000. Mr. Cary graduated from Thomas Jefferson Law School in 1984.

John R. Zavoli, 44, joined us in October 2002, and currently serves as President and Chief Executive Officer, Chief Financial Officer, General Counsel and Corporate Secretary. Mr. Zavoli was elected Chief Executive Officer and President in March 2004. Before joining Path 1, Mr. Zavoli served as CFO and General Counsel with WayNet, Inc., a privately held video service provider, from November 2001 through September 2002. Mr. Zavoli also served as CFO and General Counsel with NHancement Technologies (later re-named Appiant Technologies) from May 2000 to February 2001. He held various senior level financial and legal positions with Digital Equipment Corporation (now Hewlett-Packard) from June 1987 through July 1992, including serving in Digital Equipment’s Asia and European headquarters operations in Hong Kong and Geneva, Switzerland. He also is a former partner with PricewaterhouseCoopers LLP. Mr. Zavoli received his B.S. in accounting from the University of Illinois, his J.D. from The John Marshall Law School, and his LL.M. from Boston University School of Law. He is a licensed attorney.

James A. Bixby, 57, was elected to our Board of Directors in December 2000. Mr. Bixby is Chairman of our Audit Committee, and also serves on our Compensation Committee. Mr. Bixby has served as Chairman of the Board of Directors and Chief Executive Officer of SeQual Technologies, Inc. since 1998. SeQual is in the business of developing medical and industrial equipment. From 1983 to 1996, Mr. Bixby was Chairman, CEO and President of Brooktree Corporation, having joined Brooktree when it started its operations in 1983 as one of the first four employees. Brooktree developed semiconductor products for communications, graphics and video applications, and was sold to Rockwell Semiconductor (now Conexant) in 1996. Mr. Bixby received his B.S.E.E. from the Massachusetts Institute of Technology, his M.S.E.E. from the University of California, Berkeley, and his Master of Engineering degree in engineering management from the University of California, Los Angeles.

Robert Packer, 43, was elected to our Board of Directors in September 2001 and serves on our Audit Committee. Mr. Packer was a co-founder of Packeteer Inc. and served as Chief Technical Officer and Director of Packeteer from September 1996 to June 2000. From 1987 to January 1996, Mr. Packer was an independent consultant, developing telecommunications and networking technologies, including protocols for the Ricochet microcellular wireless network for Metricom, Inc., a wireless Internet networking company, OSI protocols for IBM Corporation and a high-performance packet switch for British Telecom North America, a telecommunications company. He has received twenty patents in a variety of technology applications. Mr. Packer holds a B.A. in philosophy and political science from Swarthmore College.

Robert B. Clasen, 59, was elected to our Board of Directors in April 2002, and serves as the Chairman of our Compensation Committee. Mr. Clasen presently serves as President, Sales and Marketing for Starz Encore Group. Previously, Mr. Clasen served as Chairman and CEO of ICTV Inc., an interactive/internet television provider, from July 1999 to June 2001. Mr. Clasen was President and CEO of ComStream Corporation, an international provider of digital transmission solutions for voice, data, imaging, audio and video applications for satellite and terrestrial broadband systems, from January 1998 to December 1998. From January 1993 through December 1997, Mr. Clasen served as President of Comcast International Holdings. Mr. Clasen has held positions in the cable television industry, including being President of Comcast Cable Communications, one of the country’s five largest cable television companies, from November 1984 to December 1989. Before that, he was Vice President of U.S. Operations for Rogers Communications, Toronto, Canada, from July 1978 to October 1984, where he guided the U.S. Division from its inception to a position as one of the top ten multiple system operators. Mr. Clasen also served as chairman of Vivid Technologies, a VoD system provider that merged with Concurrent Computer Corp. Mr. Clasen has served as a member of the National Academy of Cable Programming Board of Governors, a director of the Cable Television Administration and Marketing Association (CTAM), and director of the Cable Television Advertising Bureau (CAB). Mr. Clasen is a graduate of Bowling Green State University in Ohio where he earned his graduate degree in Counseling Psychology.

Dr. Moshe Nazarathy, 52, has been a board member since September 2002. Dr. Nazarathy also serves as a consultant to us. Dr. Nazarathy is a Technology Venture Partner with Giza Ventures, one of the five leading venture capital firms in Israel. Dr. Nazarathy co-founded Harmonic Inc. and, from 1988 to 2001, served as Senior VP of R&D, and corporate CTO. Dr. Nazarathy was also General Manager of Harmonic’s Israeli subsidiary and a member of Harmonic’s Board of Directors. From 1982 to 1984, Dr. Nazarathy held a post-doctoral position at Stanford University’s Information Systems Laboratory. Dr. Nazarathy obtained a B.Sc., cum laude and a Doctor of Science EE degree at the Technion, Israel’s Institute of Technology, at which institution he has recently been granted a visiting associate professor position with the Electrical Engineering department.

Board Committees and Meetings

The Board of Directors met six times during 2003. All Board members attended or participated in 75% or more of the total number of meetings of the Board of Directors and of the Board committees of which they were a member (during the period that they served). In 2003, the Board of Directors maintained an Audit Committee and a Compensation Committee. The Board also took action by unanimous written consent five times during the year.

The Audit Committee currently consists of James A. Bixby (who serves as Chairman), Robert Packer, and Moshe Nazarathy. This Committee is responsible for overseeing the financial matters of the Company, including but not limited to, reviewing financial controls and conferring with independent auditors. The Board of Directors approved the revised Audit Committee charter in April 2004 that is attached as Appendix B. Mr. Bixby, Mr. Packer and Dr. Nazarathy are “independent” under the rules of the American Stock Exchange and each of them is able to read and understand fundamental financial statements. The Board has determined that Mr. Bixby qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The Audit Committee met four times in 2003.

The Compensation Committee currently consists of Robert B. Clasen (who serves as Chairman), James A. Bixby and Robert Packer. This Committee recommends, reviews and oversees the salaries, benefits and stock option plans for our employees, consultants, directors and other individuals compensated by us. The Compensation Committee also administers our compensation plans. The Compensation Committee met one time in 2003 and took action by unanimous written consent twice during the year.

The Board of Directors does not have a nominating committee. The majority of independent directors will nominate board members. The Board of Directors believes that the majority of its independent directors can discharge the duties that a nominating committee would otherwise perform.

Director Compensation

We pay our non-employee directors $2,000 per month for their service as directors, including their service on any committee of the Board. We have also granted each of our non-employee directors an option to purchase 25,000 shares of our common stock which vest quarterly over two years. In 2003, each of Mr. Bixby, Mr. Clasen and Dr. Nazarathy received directors’ compensation of $24,000 and Mr. Packer received $8,000 in director’s compensation. Mr. Cary, an affiliated director, received no annual compensation for 2003 as a board member. Each of our directors, and each member of any committee established by the Board of Directors, is reimbursed for all reasonable out-of-pocket expenses incurred in connection with the attendance by such director or member at meetings of the Board of Directors or of such committees.

Under an informal consulting arrangement with Mr. Clasen, in 2003, we paid Mr. Clasen $36,000 in cash and granted him 9,416 options valued at $11,935. The options have exercise prices ranging from $5.16 to $6.72 and a seven year term. This informal agreement has since been terminated, and Mr. Clasen no longer acts as a consultant to the Company. Under a consulting agreement with Dr. Nazarathy, we paid $45,813 in 2003.

In connection with their appointments as directors, Mr. Bixby, Mr. Packer, Mr. Clasen, and Dr. Nazarathy each received options to purchase 4,167 shares of our Common Stock. These options generally vest over two years.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the election of the six nominees listed above.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee appointed Swenson Advisors, LLP to serve as the Company’s independent accountants for the year ending December 31, 2004. This appointment is subject to reconsideration by the Audit Committee if this proposal is not ratified by our stockholders.

Swenson Advisors, LLP has served as the Company’s auditors since 2002. Representatives of Swenson Advisors, LLP will be present at the Annual Meeting of Stockholders with the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

Audit Fees

In making its decision to appoint Swenson Advisors, LLP as the Company’s independent accountants for the fiscal year ending December 31, 2004, the Audit Committee has determined that any non-audit services performed by Swenson Advisors, LLP are compatible with maintaining the independence of Swenson Advisors, LLP. Swenson Advisors, LLP were originally appointed as our independent accountants on October 30, 2002.

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Swenson Advisors, LLP and Ernst & Young LLP for fiscal 2003 and 2002.

	2003	2002
Audit Fees (1)	$107,770	$120,000
Audit-Related Fees (2)	185,940	6,850
Tax Fees	0	0
All other Fees (3)	0	6,250

Total	$293,710	$133,100

The Audit Committee pre-approves audit-related and non-audit services not prohibited by law to be performed by the Company’s independent auditors and associated fees. No fees were approved under the Regulation S-X Rule 2.01(c)(7)(i)(C) exceptions to the pre-approval requirement.

(1)    Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statement and audit services provided in connection with other statutory or regulatory filings. The aggregate fees of Swenson Advisors, LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2002, and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the quarter ended September 30, 2002, were approximately $64,000. The aggregate fees of Ernst & Young LLP, our former independent auditor, for professional services for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002, for our Registration Statements filed on Forms SB-2 on June 7, 2002 and August 7, 2002, and Form SB-2/A filed on August 26, 2002, were approximately $56,000.

(2)    Audit-related fees consisted primarily of fees for attestation services performed in conjunction with our initial public offering in July 2003. No other audit-related fees were incurred from Swenson Advisors, LLP for the years ended December 31, 2003 and 2002. The aggregate fees of Ernst & Young LLP for other audit-related services rendered to us for the year ended December 31, 2002 (primarily for professional services related to our Form 10-K, and its consents) were $6,850.

(3)    All other fees principally include work related to our European subsidiaries. Swenson Advisors, LLP did not render any other services to the Company for the years ended December 31, 2003 or 2002. The aggregate other fees incurred from Ernst & Young LLP related to our European subsidiaries and operations totaled $6,250 for the year ended December 31, 2002.

Resignation of Ernst & Young LLP as Independent Auditors

On September 13, 2002, Ernst & Young LLP resigned as our independent accountants. The audit reports of Ernst & Young LLP for our fiscal years ended December 31, 2001 and 2000 contained no adverse opinion or disclaimer, and were not qualified or modified as to uncertainty, audit scope or application of accounting principles except for our ability to continue as a going concern. During the fiscal years 2001 and 2000, and subsequent periods up to its resignation, there were no disagreements with Ernst & Young LLP on matters of accounting principles, practices, financial statement disclosure or auditing scope or procedure. Ernst & Young LLP’s resignation was not approved by our Board of Directors or our Audit Committee.

Report of the Audit Committee

The following is a report by the Audit Committee:

“We have:

1.	Reviewed and discussed the audited consolidated financial statements and certifications thereof with Company management and the independent accountants;

2.	Discussed with Swenson Advisors, LLP the matters required to be discussed by Statement of Accounting Standards 61 (Communications with Audit Committees), as amended, including the quality and acceptability of Path 1’s financial reporting process and controls; and

3.	Reviewed the written disclosures and the letter from Swenson Advisors, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with Swenson Advisors, LLP its independence and also considered whether its provision of non-audit services was compatible with maintaining its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

The Audit Committee

James A. Bixby, Chairman

Robert Packer

Moshe Nazarathy”

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Swenson Advisors, LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2004.

PROPOSAL THREE: APPROVAL OF THE COMPANY’S 2004 EQUITY INCENTIVE PLAN

At the Annual Meeting, the stockholders of the Company will be asked to approve the 2004 Equity Incentive Plan (the “Plan”). The Plan has been adopted by the Board of Directors and will become effective after approval of the stockholders at the Annual Meeting.

Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes, if any, will have no effect on the outcome of the vote on this proposal. Abstentions will have the effect of a vote “against” the proposal.

Summary Of The Plan

A copy of the Plan is attached to this proxy statement as Appendix A. The following description of the Plan is a summary and so is qualified by reference to the complete text of the Plan.

The Plan will terminate in 2014, unless our Board of Directors terminates it earlier. The Plan provides for the grant of the following:

•	incentive stock options, as defined under the Internal Revenue Code, which may be granted solely to our employees, including officers; and

•	nonstatutory stock options, restricted stock awards, stock appreciation rights, phantom stock awards and other stock awards, which may be granted to our directors, consultants or employees, including officers.

Share Reserve. An aggregate of 900,000 shares of our common stock are reserved for issuance under the Plan. Shares subject to options and stock awards that have expired or otherwise terminated under the Plan without having been exercised in full again become available for the grant of awards under the Plan. Shares issued under the Plan may be previously unissued shares or reacquired shares bought on the market or otherwise. If any shares subject to a stock award are not delivered to a participant because such shares are withheld for the payment of taxes or the stock award is exercised through a “net exercise,” then the number of shares that are not delivered to the participants shall again become available for grant of awards under the Plan. If the exercise of any stock award is satisfied by tendering shares of common stock held by the participant, then the number of shares tendered shall again become available for the grant of awards under the Plan. The maximum number of shares that may be issued under the Plan subject to incentive stock options is 900,000 shares.

Administration. The Plan will be administered by our Board of Directors, who may in turn delegate authority to administer the Plan to a committee. Subject to the terms of the Plan, our Board of Directors or its authorized committee determines recipients, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, our Board of Directors or its authorized committee will also determine the exercise price of options granted under the Plan and may reprice such options, which includes reducing the exercise price of any outstanding option, canceling an option in exchange for cash or another equity award or any other action that is treated as a repricing under generally accepted accounting principles. Subject to the terms of the Plan, our Board of Directors may delegate to one or more of our officers the authority to grant stock awards to our other officers and employees. Such officer would be able to grant only the total number of stock awards specified by our Board of Directors and such officer would not be allowed to grant a stock award to himself or any other officer or director.

Stock Options. Stock options are granted pursuant to stock option agreements. The exercise price for an incentive stock option cannot be less than 100% of the fair market value of the common stock on the date of grant. The exercise price for a nonstatutory stock option shall be determined by our Board of Directors or its authorized committee. Options granted under the Plan vest at the rate specified in the option agreement.

In general, the term of stock options granted under the Plan may not exceed ten years. Unless the terms of an optionee’s stock option agreement provide for earlier or later termination, if an optionee’s service relationship with us, or any affiliate of ours, ceases due to disability or death, the optionee, or his or her beneficiary, may exercise any vested options up to 12 months, or 18 months in the event of death, after the date such service relationship ends. If an optionee’s service relationship with us, or any affiliate of ours, ceases without cause for any reason other than disability or death, the optionee may exercise any vested options up to three months from cessation of service, unless the terms of the stock option agreement provide for earlier or later termination. If an optionee’s relationship with us, or any affiliate of ours, ceases with cause, the option will terminate at the time the optionee’s relationship with us ceases. In no event may an option be exercised after its expiration date.

Acceptable consideration for the purchase of common stock issued under the Plan will be determined by our Board of Directors and may include cash, common stock previously owned by the optionee, a deferred payment arrangement and other legal consideration approved by our Board of Directors.

Generally, an optionee may not transfer a stock option other than by will or the laws of descent and distribution unless the optionee holds a nonstatutory stock option that provides otherwise. However, an optionee may designate a beneficiary who may exercise the option following the optionee’s death.

Limitations. Incentive stock options may be granted only to our employees. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by an optionee during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are treated as nonstatutory stock options. No incentive stock option, and before our stock is publicly traded, no nonstatutory stock option, may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or any affiliate unless the following conditions are satisfied:

•	the option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant, and

•	the term of any incentive stock option award must not exceed five years from the date of grant.

In addition, no employee may be granted options under the Plan covering more than 700,000 shares of common stock in any calendar year and no employee may be granted stock appreciation rights covering more than 700,000 shares of common stock in any calendar year.

Restricted Stock Awards. Restricted stock awards are purchased through a restricted stock award agreement. Subject to certain limitations, the purchase price for restricted stock awards must be at least the par value of our common stock. The purchase price for a restricted stock award may be payable in cash, by services rendered to us, or any other form of legal consideration approved by our Board of Directors. Common stock acquired under a restricted stock award agreement may be subject to a share repurchase option in our favor in accordance with a vesting schedule. If a restricted stock award recipient’s service relationship with us terminates, we may reacquire all of the shares of our common stock issued to the recipient pursuant to a restricted stock award which have not vested as of the date of termination. Rights to acquire shares under a restricted stock award may be transferred to the extent provided in the restricted stock award agreement so long as the common stock awarded under the restricted stock award agreement remains subject to the terms of such agreement.

Stock Appreciation Rights. Stock appreciation rights are granted through a stock appreciation right agreement. Each stock appreciation right is denominated in share equivalents. The strike price of each stock appreciation right is determined by our Board of Directors or its authorized committee at the time of grant of the stock appreciation right. Our Board of Directors or its authorized committee may also impose any restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in our common stock or in cash or any combination of the two, or any other form of legal consideration approved by our Board of Directors. If a stock appreciation right recipient’s relationship with us, or any affiliate of ours, ceases for any reason, the recipient may exercise any vested stock appreciation right up to three months from cessation of service, unless the terms of the stock appreciation right agreement provide for earlier or later termination.

Phantom Stock Awards. Phantom stock awards are purchased through a phantom stock award agreement. Subject to certain limitations, the consideration, if any, for phantom stock awards must be at least the par value of our common stock. The consideration for a phantom stock award may be payable in any form permitted under applicable laws. Our Board of Directors or its authorized committee may impose any restrictions or conditions upon the vesting of phantom stock awards, or that delay the delivery of the consideration after the vesting of phantom stock awards, that it deems appropriate. Phantom stock award may be settled in our common stock or in cash or any combination of the two, or any other form of legal consideration approved by our Board of Directors. Dividend equivalents may be credited in respect of shares covered by a phantom stock award, as determined by our Board of Directors. At the discretion of our Board of Directors, such dividend equivalents may be converted into additional shares covered by the phantom stock award. If a phantom stock award recipient’s service relationship with us terminates, any unvested portion of the phantom stock award is forfeited upon the recipient’s termination of service.

Other Stock Awards. Other forms of stock awards based on our common stock may be granted either alone or in addition to other stock awards under the Plan. Our Board of Directors has sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards.

Corporate Transactions. In the event of certain corporate transactions, all outstanding stock awards under the Plan may be assumed or substituted for by any surviving entity. If the surviving entity elects not to assume or substitute for such awards, the vesting provisions of such stock awards will be accelerated and such stock awards will be terminated if not exercised before the effective date of the corporate transaction. In addition, a stock award may be subject to acceleration of vesting in the event of a change in control as may be provided in the applicable stock award agreement.

Plan Amendments. Our Board of Directors will have authority to amend or terminate the Plan. No amendment or termination of the Plan shall adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, we shall obtain stockholder approval of any such amendment to the Plan in such a manner and to such a degree as required.

Plan Benefits. Awards under the Plan will be made at the discretion of the Board of Directors or the Committee, and, accordingly, are not yet determinable. Consequently, we are not able to determine the benefit to participants in the Plan.

Federal Income Tax Consequences of Options and Stock Awards Under the Plan

THE FOLLOWING IS A GENERAL SUMMARY OF THE TYPICAL FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR AWARDS OF RESTRICTED STOCK UNDER THE PLAN. IT DOES NOT DESCRIBE STATE OR OTHER TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR OF GRANT OF RESTRICTED STOCK.

Options. The grant of an incentive stock option has no federal income tax effect on the optionee. Upon exercise the optionee does not recognize income for “regular” tax purposes. However, the excess of the fair market value of the stock subject to an option over the exercise price of such option (the “option spread”) is includible in the optionee’s “alternative minimum taxable income” for purposes of the alternative minimum tax. If the optionee does not dispose of the stock acquired upon exercise of an incentive stock option until more than two years after the option grant date and more than one year after exercise of the option, any gain upon sale of the shares will be a long-term capital gain. If shares are sold or otherwise disposed of before both of these periods have expired (a “disqualifying disposition”), the option spread at the time of exercise of the option (but not more than the amount of the gain on the sale or other disposition) is ordinary income in the year of such sale or other disposition. If gain on a disqualifying disposition exceeds the amount treated as ordinary income, the excess is taxable as capital gain (which will be long-term capital gain if the shares have been held more than one year after the date of exercise of the option). The Company is not entitled to a federal income tax deduction in connection with incentive stock options, except to the extent that the optionee has taxable ordinary income on a disqualifying disposition.

The grant of a non-statutory option has no federal income tax effect on the optionee. Upon the exercise of a non-statutory option, the optionee has taxable ordinary income (and the Company is entitled to a corresponding deduction) equal to the option spread on the date of exercise. Upon the disposition of stock acquired upon exercise of a non-statutory option, the optionee recognizes either long-term or short-term capital gain or loss, depending on how long such stock was held. The Company may allow non-statutory options to be transferred subject to conditions and restrictions imposed by the Board or Committee; special tax rules may apply on such a transfer.

In the case of both incentive stock options and non-statutory options, special federal income tax rules apply if Company Common Stock is used to pay all or part of the option price.

Awards. Upon receipt of a stock award, a recipient generally has taxable income in the amount of the excess of the then fair market value of the Common Stock over any consideration paid for the Common Stock (the “spread”). However, if the Common Stock is subject to a “substantial risk of forfeiture” (such as a requirement that the recipient continue in the employ of the Company) and the recipient does not make an election under section 83(b) of the Code, the recipient will have taxable income upon the lapse of the risk of forfeiture, rather than at receipt, in an amount equal to the spread on the date of lapse. The taxable income constitutes supplemental wages subject to income and employment tax withholding, and the Company receives a corresponding income tax deduction. If the recipient makes an election under section 83(b) of the Internal Revenue Code, the stock received by the recipient is valued as of the date of receipt (without taking the restrictions into account) and the recipient has taxable income equal to any excess of that value over the amount he or she paid for the stock. The Company would again have a deduction equal to the income to the recipient. The consequences upon sale or disposition of the shares awarded or sold generally are the same as for common stock acquired under a non-statutory option (see above).

Limitation on Deduction of Certain Compensation. A publicly-held corporation may not deduct compensation of over $1 million paid in any year to one of its top five officers unless the compensation constitutes “qualified performance-based” compensation under the Internal Revenue Code. The Company generally attempts to ensure that any awards under the Plan meet these standards, but may not do so in every instance.

Financial Reporting Consequences

To date, employee stock options with an exercise price of at least 100% of the grant date fair market value have not resulted in the issuer having compensation expense for financial reporting purposes. The Financial Accounting Standards Board has recently issued an Exposure Draft of a proposed rule which would require issuers to record compensation expense for the grant date fair value of stock options, spread over the options’ vesting periods. The Exposure Draft’s proposed rule would, for public companies such as us, require such new treatment for all stock options granted or modified beginning January 1, 2005, and for the portions of earlier granted stock options which vest on or after January 1, 2005.

Prior Plan Share Reserve

Under our 2000 Stock Option/Stock Issuance Plan, there remain 32,185 shares which have not yet been issued or subjected to outstanding stock options. This number is insufficient to achieve our ongoing programs to incentivise, and to attract and retain key employees.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the approval of the Plan.

Equity Compensation Plan Information

The following table provides information as of December 31, 2003 with respect to the shares of our Common Stock that may be issued under all of our existing equity compensation plans and written compensation arrangements.

Plan Category	(a) Number of Securities to Be Issued upon Exercise of Outstanding Options	(b) Weighted Average Exercise Price of Outstanding Options	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by stockholders(1)	374,568	$19.05	32,185
Equity compensation plans not approved by stockholders(2)	89,952	$3.78	0

Total	454,520	$16.23	32,185

(1)	Equity compensation plans approved by our security holders include our 1999 Stock Option/Stock Issuance Plan and our 2000 Stock Option/Stock Issuance Plan.

(2)	Includes arrangements pursuant to which we granted non-statutory options to directors, officers, and consultants. The exercise price of these options ranged between $3.60 and $48.00, with a weighted average exercise price of $6.78. These options were granted in 1999 and have a seven year exercise term. These options were not granted as part of a specific plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 29, 2004, for:

•	each executive officer named in the summary compensation table;

•	each of our directors;

•	each person known by us to beneficially own more than 5% of our common stock; and

•	all of our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. Except as otherwise indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of common stock used to calculate the percentage ownership of each listed person includes the shares of common stock underlying options or warrants held by such persons that are exercisable within 60 days after April 29, 2004.

Unless otherwise indicated, the address for the following stockholders is c/o Path 1 Network Technologies Inc., 6215 Ferris Square, Suite 140, San Diego, CA 92121.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned
Frederick A. Cary (1)	160,000	2.3%
John R. Zavoli (2)	65,000	1.0%
David A. Carnevale (3)	25,000	*
Ronald D. Fellman (4)	129,395	1.9%
Patrick Bohana (5)	65,000	1.0%
James A. Bixby (6)	4,333	*
Robert B. Clasen (7)	18,175	*
Moshe Nazarathy (8)	16,667	*
Robert L. Packer (9)	6,500	*
Husic Capital Management (10)	608,123	9.1%
Laddcap Value Partners LP (11)	422,000	6.3%
Paulson Capital Corp (12)	912,766	13.6%
Leitch Technology Corporation (13)	490,208	7.3%
All current directors and executive officers as a group (7 persons) (14)	295,675	4.3%

*	Less than 1%

1.	Includes 155,000 shares of unvested restricted stock.

2.	Includes 65,000 shares of unvested restricted stock.

3.	Includes 25,000 shares of unvested restricted stock. The Board of Directors approved an additional grant of 25,000 shares of unvested restricted stock that have not yet been issued.

4.	Includes options that are immediately exercisable to purchase up to 13,218 shares of common stock.

5.	Includes 65,000 shares of unvested restricted stock.

6.	Includes options that are immediately exercisable to purchase up to 4,167 shares of common stock.

7.	Includes options that are immediately exercisable to purchase up to 18,175 shares of common stock.

8.	Includes options that are immediately exercisable to purchase up to 16,667 shares of common stock.

9.	Includes options that are immediately exercisable to purchase up to 4,167 shares of common stock.

10.	This information is derived from the Schedule 13G, dated March 1, 2004, and filed with the Securities and Exchange Commission by Husic Capital Management, Frank J. Husic & Co. and Frank J. Husic. The address for Husic Capital Management is 555 California Street, Suite 2900, San Francisco, California 94104.

11.	This information is derived from the Schedule 13G/A, dated February 5, 2004, and filed with the Securities and Exchange Commission by Laddcap Value Partners LP, Laddcap Value Advisors LLC and Robert Ladd. The address for Laddcap Value Partners LP is 650 Fifth Avenue, Suite 600, New York, New York 10019.

12.	This information is derived from the Schedule 13G, dated September 11, 2003, and filed with the Securities and Exchange Commission by Paulson Capital Corporation and Chester L.F. and Jacqueline M. Paulson. The address for Paulson Capital Corporation is 811 S.W. Naito Parkway, Suite 200, Portland, Oregon 97204.

13.	The address for Leitch Technology Corporation is 150 Ferrand Drive, Toronto, Ontario, Canada M3C 3E5.

14.	Includes 310,000 shares of unvested restricted stock and options that are immediately exercisable to purchase up to 43,176 shares of Common Stock.

EXECUTIVE	OFFICERS

The executive officers of Path 1 Network Technologies Inc., positions held by them and their ages as of April 29, 2004 are as follows:

Name	Age	Position
John R. Zavoli	44	President and Chief Executive Officer, Chief Financial Officer, General Counsel and Corporate Secretary
David W. Houillion	38	Chief Accounting Officer
David A. Carnevale	56	Vice President, Marketing
Lester S. Briney	60	Vice President, Engineering

John R. Zavoli is a director nominee. See “Proposal One: Election of Directors” for a discussion of Mr. Zavoli’s business experience.

David A. Carnevale joined us November 2001 as Executive Vice President of Marketing and Sales, and since February 2003 has been serving as our Company’s Vice President of Marketing. Before joining us, Mr. Carnevale was Senior Vice President of Marketing at Mitsubishi Electronics America from September 1998 to February 2000. He was also Director of Marketing for the Telecom Network Solutions Division of Compaq from February 1998 to September 1998. Before that Mr. Carnevale was Vice President of Marketing at PageNet, now part of Arch Wireless, from April 1996 to September 1997. Mr. Carnevale was a Vice President at Dataquest, and also served as a partner at Regis McKenna, in Palo Alto, CA, from February 1993 to July 1994. He also served as Group Vice President and an industry analyst at Gartner Group/InfoCorp, from September 1986 to February 1993. Mr. Carnevale holds a Masters of Business Administration degree from Stanford University, and a Bachelor of Science degree from Rensselaer Polytechnic Institute. He has also served as a Lieutenant in the US Air Force at Wright-Patterson Air Force Base in Dayton, Ohio.

David W. Houillion joined us May 1, 2003 as Controller after briefly holding the same position on an interim basis from January 2003. Mr. Houillion was elevated to the position of Chief Accounting Officer with the promotion of Mr. Zavoli to President and Chief Executive Officer. Before joining us, Mr. Houillion was Controller at Exhibitron, Inc. from May 2001 to October 2002. Mr. Houillion holds Masters of Science – Taxation and Bachelor of Science – Accounting degrees from San Diego State University.

Lester S. Briney joined us January 2004 as Vice President, Engineering. Before joining us, Mr. Briney was a Vice President at United Technologies Systems and Services (UTSAS), where he was responsible for the design and implementation of high speed, fiber-based hubs to carry data, voice, and video traffic to the other side of the world. Before his assignment at UTSAS, Mr. Briney was at boxLot.com where he was Chief Technology Officer and responsible for developing a new auction site that became the fourth largest online auction site in 1999-2000. Before boxLot.com, he was at Electronic Retailing Systems International, Inc. (ERSI), where, as CTO, he led the development of their wireless price labeling system. Before ERSI, Mr. Briney was Vice President of Advanced Technology, having been the development head for SystemWizard, a self-help and self-diagnostic system installed in thousands of personal computers. Before SystemSoft, he was Executive Director of Technology and Architecture at Prodigy Services Co., where, for the first ten years of Prodigy’s existence he was responsible for architecture and much of the implementation of the one of the largest distributed computing networks. Before Prodigy, Mr. Briney was a partner in a successful new venture that developed a pre-PC combination telecommunications terminal and general purpose computer. He spent the first 16 years of his career at IBM, where he worked in the research and development of many of IBM’s single-user computer products, including IBM’s first microcomputer. Mr. Briney holds a Bachelor’s degree in Electrical Engineering and Computer Science from the University of California at Berkeley.

EXECUTIVE COMPENSATION

The table below sets forth certain information summarizing the compensation earned by our chief executive officer and each of our other four most highly-compensated executive officers for 2003, whose salary and bonus for 2003 was over $100,000 (collectively, the “Named Executive Officers”) for services rendered in all capacities to us for 2003, 2002 and 2001.

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation			Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Awards ($)	Securities Underlying Options/SARs (#)
Frederick A. Cary Chairman, President and Chief Executive Officer (1)	2003 2002 2001	250,000 205,784 67,161	50,000		759,500	45,689 80,833

John R. Zavoli Chief Financial Officer, General Counsel and Corporate Secretary (2)	2003 2002 2001	166,904 29,700	50,000		318,500	18,386

David A. Carnevale Vice President, Marketing (3)	2003 2002 2001	165,192 139,322 13,004		13,000	122,500	19,569 33,333

Patrick Bohana Vice President, Sales and General Manager (4)	2003 2002 2001	159,027		15,400	318,500	15,000

Ronald D. Fellman Chief Technology Officer (5)	2003 2002 2001	178,500 136,490 199,853				13,218 29,167

(1)	Mr. Cary served as our Chief Executive Officer from September 2001 to March 2004. In November 2003, Mr. Cary surrendered all outstanding vested and unvested options in exchange for 155,000 unvested restricted shares. On December 31, 2003, the value of the unvested restricted shares was $1,054,000. The shares vest 50% on October 1, 2004 and the remaining 50% vest ratably on a quarterly basis through 2005. As part of his resignation, Mr. Cary’s restricted stock vesting schedule was modified to vest 50% on September 1, 2004, 25% on December 1, 2005 and the remaining 25% on March 1, 2005.

(2)	In addition to his other positions, Mr. Zavoli was elected as our President and Chief Executive Officer in March 2004. In November 2003, Mr. Zavoli surrendered all outstanding vested and unvested options in exchange for 65,000 unvested restricted shares. On December 31, 2003, the value of the unvested restricted shares was $442,000. The shares vest 50% on October 1, 2004 and the remaining vest 50% ratably on a quarterly basis through 2005.

(3)	Mr. Carnevale serves as our Vice President, Marketing since February 2003, and has served as Vice President, Marketing and Sales since November 2001. In November 2003, Mr. Carnevale surrendered all outstanding vested and unvested options in exchange for 25,000 unvested restricted shares. On December 31, 2003, the value of the unvested restricted shares was $170,000. The shares vest 50% on October 1, 2004 and the remaining 50% vest ratably on a quarterly basis through 2005.

(4)	Mr. Bohana served as our Vice President, Sales and General Manager from February 2003 until April 2004. In November 2003, Mr. Bohana surrendered all outstanding vested and unvested options in exchange for 65,000 unvested restricted shares On December 31, 2003, the value of the unvested restricted shares was $442,000. Mr. Bohana’s restricted shares become fully vested two business days after our announcement of earnings for our first quarter of 2004.

(5)	Dr. Fellman resigned from his position as our Chief Executive Officer in April 2000, at which time he assumed the position of Chief Technology Officer until his resignation from Path 1 in November 2003.

Option Grants in the Last Fiscal Year

The following table provides information concerning individual grants of stock options made during 2003 to the Named Executive Officers. We have not granted any stock appreciation rights. The exercise price shown below equaled the last quoted price per share of our common stock as quoted on the Over-the-Counter Bulletin Board on the trading day immediately before the date of grant.

Name	Number of Shares of Common Stock Underlying Options Granted	Percent of Total Options Granted to Employees in Last Fiscal Year	Exercise Price ($/sh)	Expiration Date	Potential Realizable Value at Assumed Rates of Appreciation (1)
					5%	10%
Frederick A. Cary	0

John R. Zavoli	0

David A. Carnevale	0

Ronald D. Fellman	0

Patrick Bohana	15,000	55%	$6.60	2/24/2010	$40,303	$93,923

(1)	There is no assurance provided to any executive officer or any other holder of our securities that the actual stock price appreciation over the option term will be at the assumed 5% or 10% annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of our Common Stock appreciates over the option term, no value will be realized from the option grants made to any executive officer.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-end Option Value

The following table provides information with respect to the exercise of stock options during 2003 and the value of stock options held as of December 31, 2003 by each of the Named Executive Officers.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised in-the- Money Options at December 31, 2003 ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Frederick A. Cary	0		0	0

John R. Zavoli	0		0	0

David A. Carnevale	0		0	0

Ronald D. Fellman	0		42,384	0	$3,772

Patrick Bohana	0		0	0

(1)	We have based the value of unexercised in-the-money options as of December 31, 2003 on $6.80, the last reported sales price per share of our common stock as reported by the American Stock Exchange on December 31, 2003, less the applicable exercise price per share, multiplied by the number of shares underlying such options. Actual gains on exercise, if any, will depend on the value of our common stock on the date on which the shares are sold.

Employment Contracts, Termination of Employment and Change in Control Arrangements

In February 2003, we entered into a letter agreement with Patrick Bohana regarding his employment as our Vice-President, Sales and General Manager. In consideration of his services, we pay Mr. Bohana an annual base salary of $175,000. Mr. Bohana is entitled to a $20,000 bonus in the event we derive $8 million in revenue from products sales, and is entitled to a bonus in the amount of 0.2% of the total revenues derived from products sales over $8 million (with a maximum bonus potential of $50,000). In connection with the letter, we granted Mr. Bohana an option to purchase up to 15,000 shares of our common stock with an exercise price of $6.60 per share and a 7-year term. The shares underlying this option were to vest over four years in sixteen quarterly installments. In November 2003, Mr. Bohana forfeited all outstanding vested and unvested options in exchange for a grant of 65,000 shares of restricted stock that vest 50% on October 1, 2004 and the remaining 50% ratably on a quarterly basis through 2005. Due to Mr. Bohana’s departure on April 26, 2004, for three months we will continue to pay Mr. Bohana his salary, continue his benefits coverage and his unvested restricted shares will become vested two business days after our announcement of earnings for our first quarter of 2004. In addition, Mr. Bohana was paid $15,400 in 2003 to relocate to San Diego. None of the bonuses contained in the agreement were earned by Mr. Bohana.

In January 2003, we entered into a letter agreement with Dr. Ronald Fellman, our Chief Technical Officer. Under this letter, Dr. Fellman agreed to transfer 33,333 shares of our common stock at and per our request. In consideration we agreed that, in the event Dr. Fellman is terminated other than “for cause” (as set forth in the letter) or voluntarily resigns, for seven months we will continue to pay Dr. Fellman his salary and continue his benefits coverage. We reimbursed Dr. Fellman for the reasonable attorney fees and related costs he incurred negotiating and executing the letter and the transactions contemplated in the letter. Dr. Fellman resigned in November 2003.

In October 2002, we entered into a letter agreement with John Zavoli regarding his employment as our Chief Financial Officer and General Counsel. In consideration of his services, we pay Mr. Zavoli an annual base salary of no less than $165,000. In connection with the letter, we granted Mr. Zavoli an option to purchase up to 16,667 shares of our common stock with an exercise price of $5.52 per share and a 7-year term. The shares underlying this option were to vest over four years in sixteen quarterly installments. In November 2003, Mr. Zavoli forfeited all outstanding vested and unvested options in exchange for a grant of 65,000 shares of restricted stock that vest 50% on October 1, 2004 and the remaining 50% ratably on a quarterly basis through 2005. In March 2004, Mr. Zavoli agreed to accept the position of President and Chief Executive Officer. In connection with his promotion, Mr. Zavoli’s annual salary was increased to $220,000. In the event Mr. Zavoli is terminated for any reason other than cause, for three months we will continue to pay Mr. Zavoli his salary and continue his benefits coverage and his unvested restricted shares will immediately vest.

In November 2001, we entered into a letter agreement with David Carnevale regarding his employment as our Vice-President, Marketing and Sales. In consideration of his services, we pay Mr. Carnevale an annual base salary of no less than $170,000. In connection with the letter, we granted Mr. Carnevale an immediately exercisable option to purchase up to 33,333 shares of our common stock with an exercise price of $32.88 per share and a 7-year term. In November 2003, Mr. Carnevale forfeited all outstanding vested and unvested options in exchange for a grant of 25,000 shares of restricted stock that vest 50% on October 1, 2004 and the remaining 50% ratably on a quarterly basis through 2005. In the event Mr. Carnevale is terminated for any reason other than cause, for three months we will continue to pay Mr. Carnevale his salary and continue his benefits coverage and his unvested restricted shares will vest immediately. In addition, we paid Mr. Carnevale $13,000 in connection with his relocation to San Diego.

In September 2001, we entered into an employment agreement with Frederick A. Cary regarding his employment as our President and Chief Executive Officer. In consideration of his services, we pay Mr. Cary an annual base salary of $250,000, which is subject to annual review by our board. Mr. Cary may be eligible for performance-based cash bonuses upon attaining specific goals agreed to by Mr. Cary and us. In connection with this agreement, we granted Mr. Cary options to purchase up to an aggregate of 108,333 shares of our common stock with an exercise price of $23.46 per share. A total of 54,167 of the shares underlying these options were to vest over four years in sixteen quarterly installments with the remainder immediately exercisable. The options had a 7-year term. During 2002, 27,500 of these original options were forfeited by Mr. Cary. In November 2003, Mr. Cary forfeited all remaining outstanding vested and unvested options in exchange for a grant of 155,000 shares of restricted stock that were to vest 50% on October 1, 2004 and the remaining 50% to vest ratably on a quarterly basis through 2005. In connection with Mr. Cary’s resignation for “good reason”, as defined in his agreement, for 12 months we will continue to pay Mr. Cary his salary and continue his benefits coverage as part of a severance package. As part of his resignation, Mr. Cary’s restricted stock vesting schedule was modified to vest 50% on September 1, 2004, 25% on December 1, 2004 and the remaining 25% on March 1, 2005.

Compensation Committee Interlocks and Insider Participation

No executive officer of the Company has ever served as a member of the Board of Directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Board Compensation Committee Report on Executive Compensation

The Compensation Committee provided the following report:

“The principal factors that were taken into account in establishing each executive officer’s compensation package for 2003 are described below. However, the Board and its Committee, in its or their discretion, may apply entirely different factors, such as different measures of financial performance, for future fiscal years.

Base Salary. In setting base salaries, the Compensation Committee relied on its informed understanding of similarly situated companies’ compensation of similar executives, taking into account the Company’s present financial position.

Annual Incentives. The Company has no formalized bonus structure or plan other than Mr. Cary’s incentive plan. All other bonuses are paid based on the Compensation Committee’s evaluation of the employee’s performance on a case-by-case basis. For the year ended December 31, 2003 the Company paid each of Mr. Cary and Mr. Zavoli a $50,000 bonus, in view of their successful efforts in bringing about the successful public stock offering.

Long Term Incentives. The Company granted stock to the executive officers in exchange for underwater stock options, in order to provide a more effective incentive for immediate performance and in order to return, on a net basis, shares to our option plan pool.

CEO Compensation. In setting the total compensation payable to the Company’s Chief Executive Officer for 2003, the Compensation Committee sought to make that compensation competitive with the compensation paid comparable chief executive officers. Mr. Cary’s base salary for 2003 was established by contract at the time he began his employment in September 2001, and therefore was not linked to the Company’s performance in 2003.

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance based compensation paid to the Company’s executive officers for 2002 did not exceed the $1 million limit per officer. The Company’s 2000 Stock Option Plan has been structured so that any compensation deemed paid in connection with the exercise of options with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1 million limit, there is no need at this time to take any action to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Company will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

It is the Compensation Committee’s opinion that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company’s performance and the interests of the Company’s stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

The Compensation Committee

Robert B. Clasen, Chairman

James A. Bixby

Robert Packer”

Stock Performance Graph

The graph depicted below shows a comparison of cumulative total stockholder returns for the Company, the Russell 2000 Index and the NASDAQ Telecom Index. The comparisons below are based on historical data. We caution that stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company’s Common Stock.

VALUE OF $100 INVESTED ON JUNE 19, 2000

(1)	The graph covers the period from June 19, 2000, the date the Common Stock of the Company was first registered under the Securities Exchange Act of 1934, to December 31, 2003.

(2)	The graph assumes that $100 was invested on June 19, 2000 in our Common Stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on our Common Stock.

Compliance With Section 16(a) of the Exchange Act

The members of our Board of Directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of our common stock and their transactions in our common stock. Based upon (1) the copies of Section 16(a) reports that we received from such persons for their 2003 fiscal year transactions in our common stock and their common stock holdings and (2) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for our 2003 fiscal year, we believe that all reporting requirements under Section 16(a) for such fiscal year were met by our directors, executive officers and greater than 10% beneficial owners.

COMMUNICATIONS WITH DIRECTORS

Stockholders or other interested parties may communicate with any director or committee of the Board by writing to them at Path 1 Network Technologies, Inc., 6215 Ferris Square, Suite 140, San Diego, California 92121, Attn: Corporate Secretary. Any letter from a stockholder should indicate that the person sending the letter is a stockholder of the Company. Depending on the subject matter, management will:

•	Forward the communication to the Director or Directors to whom it is addressed;

•	Attempt to handle the inquiry directly, for example where it is a request for information about the company or it is a stock-related matter; or

•	Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

CODE OF ETHICS

We have adopted a code of ethics that applies to all directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer. The Company has posted a copy of the code on the Company’s Internet web site at: http://www.path1.com. Copies of the code may be obtained free of charge from the Company’s web site at the above address.

OTHER MATTERS

We know of no other matters to be submitted for stockholder action at the Annual Meeting. If any other matters properly to come before the Meeting or any adjournments or postponements thereof, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

This proxy statement is accompanied by our Annual Report on Form 10-K. The Annual Report is not incorporated into this proxy statement, and is not considered to be proxy solicitation material.

Dated: June 10, 2004

By Order of the Board of Directors

John R. Zavoli, Chief Executive Officer

Appendix A

PATH 1 NETWORK TECHNOLOGIES, INC.

2004 EQUITY INCENTIVE PLAN

1.	PURPOSES.

(a)    Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are Employees, Directors and Consultants.

(b)    Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in the value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Stock Appreciation Rights, (v) Phantom Stock Awards and (vi) Other Stock Awards.

(c)    General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.	DEFINITIONS.

(a)    “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b)    “Board” means the Board of Directors of the Company.

(c)    “Capitalization Adjustment” has the meaning ascribed to that term in Section 11(a).

(d)    “Cause” means, with respect to a Participant, (i) such Participant’s conviction of, or plea of “guilty” or “no contest” to, a felony or any crime involving fraud, under the laws of the United States or any state thereof, (ii) such Participant’s unauthorized excessive absence from work for reasons other than illness, (iii) such Participant’s use of alcohol, illegal drugs or any other illegal substance in such a manner as to interfere with the performance of such Participant’s duties with the Company, (iv) such Participant’s refusal to follow reasonable directives from such Participant’s superior, (v) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets, (vi) such Participant’s gross misconduct or material failure to comply with the Company’s written policies or rules, or (vii) such Participant’s failure to perform any material duty where such failure has continued for 30 days after such Participant has been notified in writing by the Company of the specific nature of such Participant’s failure to perform. Any determination by the Board that the Continuous Service of a Participant was terminated by reason of dismissal without Cause for the purposes of outstanding Stock Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(e)    “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii)    there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)    the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

(iv)    there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v)    individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

(f)    “Code” means the Internal Revenue Code of 1986, as amended.

(g)    “Committee” means a committee of one (1) or more members of the Board appointed by the Board in accordance with Section 3(c).

(h)    “Common Stock” means the common stock of the Company.

(i)    “Company” means Path 1 Network Technologies, Inc., a Delaware corporation.

(j)    “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services. However, the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a fee by the Company for services which the Board determines in its sole discretion are services as a Director, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(k)    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director shall not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

(l)    “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)    a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)    a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii)    a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)    a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(m)    “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(n)    “Director” means a member of the Board.

(o)    “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(p)    “Employee” means any person employed by the Company or an Affiliate. Service as a Director or payment of a fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or such Affiliate.

(q)    “Entity” means a corporation, partnership or other entity.

(r)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)    “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (A) the Company or any Subsidiary of the Company, (B) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

(t)    “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii)    In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(u)    “Incentive Stock Option” means an Option to purchase shares of Common Stock that is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v)    “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation, either directly or indirectly, from the Company or its parent or a subsidiary, for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(w)    “Nonstatutory Stock Option” means an Option to purchase shares of Common Stock that is not intended to qualify as an Incentive Stock Option.

(x)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(z)    “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(aa)    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(bb)    “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(d).

(cc)    “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an individual Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(dd)    “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation”, and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(ee)    “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ff)    “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(gg)    “Phantom Stock Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).

(hh)    “Phantom Stock Award Agreement” means a written agreement between the Company and a holder of a Phantom Stock Award evidencing the terms and conditions of an individual Phantom Stock Award grant. Each Phantom Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ii)    “Plan” means this Path 1 Network Technologies, Inc. 2004 Equity Incentive Plan.

(jj)    “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).

(kk)    “Restricted Stock Award Agreement” means an agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of an individual Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ll)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(mm)    “Securities Act” means the Securities Act of 1933, as amended.

(nn)    “Stock Appreciation Right” means a right to receive the appreciation of Common Stock that is granted pursuant to the terms and conditions of Section 7(c).

(oo)    “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of an individual Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(pp)    “Stock Award” means any right granted under the Plan, including an Option, a Restricted Stock Award, a Stock Appreciation Right, a Phantom Stock Award or any Other Stock Award.

(qq)    “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(rr)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(ss)    “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.	ADMINISTRATION.

(a)    Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).

(b)    Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)    To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii)    To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)    To effect, at any time and from time to time, with the consent of any adversely affected Optionholder, (1) the reduction of the exercise price of any outstanding Option under the Plan, (2) the cancellation of any outstanding Option under the Plan and the grant in substitution therefor of (A) a new Option under the Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (B) a Restricted Stock Award (including a stock bonus), (C) a Stock Appreciation Right, (D) a Phantom Stock Award (E) an Other Stock Award, (F) cash and/or (G) other valuable consideration (as determined by the Board, in its sole discretion), or (3) any other action that is treated as a repricing under generally accepted accounting principles.

(iv)    To amend the Plan or a Stock Award as provided in Section 12.

(v)    To terminate or suspend the Plan as provided in Section 13.

(vi)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(c)    Delegation to Committee.

(i)    General. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii)    Section 162(m) and Rule 16b-3 Compliance. In the discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in their discretion, may (1) delegate to a committee of one or more members of the Board who need not be Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (2) delegate to a committee of one or more members of the Board who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d)    Delegation to an Officer. The Board may delegate to one or more Officers of the Company the authority to do one or both of the following (i) designate Officers and Employees of the Company or any of its Subsidiaries to be recipients of Stock Awards and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Officers and Employees of the Company; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 2(t)(ii) above.

(e)    Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	SHARES SUBJECT TO THE PLAN.

(a)    Share Reserve. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate nine-hundred thousand (900,000) shares of Common Stock.

(b)    Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited back to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of Common Stock not acquired under such Stock Award, or forfeited back to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant as a result thereof shall revert to and again become available for issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall revert to and again become available for issuance under the Plan. Notwithstanding anything to the contrary in this Section 4(b), subject to the provisions of Section 11(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued as Incentive Stock Options shall be nine-hundred thousand (900,000) shares of Common Stock.

(c)    Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.	ELIGIBILITY.

(a)    Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b)    Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c)    Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted Options or Stock Appreciation Rights covering more than seven-thousand (700,000) shares of Common Stock during any calendar year.

(d)    Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

6.	OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)    Term. The Board shall determine the term of an Option; provided that, subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date on which it was granted.

(b)    Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c)    Exercise Price of a Nonstatutory Stock Option. The Board, in its discretion, shall determine the exercise price of each Nonstatutory Stock Option.

(d)    Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable law, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock at the time the Option is exercised, (2) according to a deferred payment or other similar arrangement with the Optionholder, (3) by a “net exercise” of the Option (as further described below), (4) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds or (5) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (2) the treatment of the Option as a variable award for financial accounting purposes.

In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price. With respect to any remaining balance of the aggregate exercise price, the Company shall accept a cash payment from the Participant. The shares of Common Stock so used to pay the exercise price of an Option under a “net exercise” will be considered to have resulted from the exercise of the Option, and accordingly, the Option will not again be exercisable with respect to such shares, the shares actually delivered to the Participant, and any shares withheld for purposes of tax withholding.

(e)    Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f)    Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(g)    Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(h)    Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (for reasons other than Cause or upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the expiration of the term of the Option as set forth in the Option Agreement or (ii) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement). If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(i)    Extension of Termination Date. An Optionholder’s Option Agreement may (but need not) provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (for reasons other than Cause or upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option as set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(j)    Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the expiration of the term of the Option as set forth in the Option Agreement or (ii) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement). If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(k)    Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to Section 6(e) or 6(f), but only within the period ending on the earlier of (1) the expiration of the term of the Option as set forth in the Option Agreement or (2) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement). If, after death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(l)    Termination for Cause. In the event an Optionholder’s Continuous Service is terminated for Cause, the Option shall terminate upon the termination date of such Optionholder’s Continuous Service and the Optionholder shall be prohibited from exercising his or her Option from and after the time of such termination.

(m)    Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

7.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a)    Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, but each shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)    Purchase Price. At the time of the grant of a Restricted Stock Award, the Board will determine the price to be paid by the Participant for each share subject to the Restricted Stock Award. To the extent required by law, the price to be paid by the Participant for each share of the Restricted Stock Award will not be less than the par value of a share of Common Stock. A Restricted Stock Award may be awarded as a stock bonus (i.e., with no cash purchase price to be paid) to the extent permissible under applicable law.

(ii)    Consideration. At the time of the grant of a Restricted Stock Award, the Board will determine the consideration permissible for the payment of the purchase price of the Restricted Stock Award. The purchase price of Common Stock acquired pursuant to the Restricted Stock Award shall be paid in one of the following ways: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; (iii) by services rendered or to be rendered to the Company; or (iv) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be paid by deferred payment and must be paid in a form of consideration that is permissible under the Delaware General Corporation Law.

(iii)    Vesting. Shares of Common Stock acquired under a Restricted Stock Award may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv)    Termination of Participant’s Continuous Service. In the event that a Participant’s Continuous Service terminates, the Company shall have the right, but not the obligation, to repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Award Agreement. At the Board’s election, the repurchase right may be at the least of: (i) the Fair Market Value on the relevant date; (ii) the Participant’s original cost; or (iii) if the Participant paid the purchase price for the shares of Common Stock with services rendered, then for no consideration. The Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the purchase of the restricted stock unless otherwise determined by the Board or provided in the Restricted Stock Award Agreement.

(v)    Transferability. Rights to purchase or receive shares of Common Stock granted under a Restricted Stock Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its discretion, and so long as Common Stock awarded under the Restricted Stock Award remains subject to the terms of the Restricted Stock Award Agreement.

(b)    Phantom Stock. Each Phantom Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Phantom Stock Award Agreements may change from time to time, and the terms and conditions of separate Phantom Stock Award Agreements need not be identical, but each shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)    Consideration. At the time of grant of a Phantom Stock Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Phantom Stock Award. To the extent required by applicable law, the consideration to be paid by the Participant for each share of Common Stock subject to a Phantom Stock Award will not be less than the par value of a share of Common Stock. Such consideration may be paid in any form permitted under applicable law.

(ii)    Vesting. At the time of the grant of a Phantom Stock Award, the Board may impose such restrictions or conditions to the vesting of the Phantom Stock Award as it, in its absolute discretion, deems appropriate.

(iii)    Payment. A Phantom Stock Award may be settled by the delivery of shares of Common Stock, their cash equivalent, or any combination of the two, as the Board deems appropriate.

(iv)    Additional Restrictions. At the time of the grant of a Phantom Stock Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Phantom Stock Award after the vesting of such Award.

(v)    Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Phantom Stock Award, as determined by the Board and contained in the Phantom Stock Award Agreement. At the discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Phantom Stock Award by dividing (1) the aggregate amount or value of the dividends paid with respect to that number of shares of Common Stock covered by the Phantom Stock Award then credited by (2) the Fair Market Value per share of Common Stock on the payment date for such dividend, or in such other manner as determined by the Board. Any additional shares covered by the Phantom Stock Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Phantom Stock Award Agreement to which they relate.

(vi)    Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Phantom Stock Award Agreement, such portion of the Phantom Stock Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service for any reason.

(c)    Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical. In addition, the terms of a Stock Appreciation Right may provide for the automatic conversion of such Stock Appreciation Right, with or without further action by the Board or the Participant, into another type of Stock Award, which conversion may or may not be conditioned on the occurrence of one or more events. Each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)    Strike Price and Calculation of Appreciation. Each Stock Appreciation Right will be denominated in share of Common Stock equivalents. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) an amount that will be determined by the Committee at the time of grant of the Stock Appreciation Right.

(ii)    Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciate Right as it, in its absolute discretion, deems appropriate.

(iii)    Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(iv)    Payment. In general, the appreciation distribution with respect to a Stock Appreciation Right may be paid in one or more of the following forms: Common Stock, cash or any other form of consideration as determined by the Board and set forth in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right; provided, however, that, unless and until the Plan has been approved by the stockholders of the Company, the appreciation distribution with respect to a Stock Appreciation Right may be paid only in cash, or, at the election of the Participant in his or her sole discretion at the time of exercise, shares of Common Stock having an aggregate Fair Market Value equal to such appreciation distribution (with cash paid in lieu of any fractional shares).

(v)    Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (i) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement or (ii) the date three (3) months (or such longer or shorter period specified in the Stock Appreciation Right Agreement) following the termination of the Participant’s Continuous Service. If, after termination of Continuous Service, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(d)    Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Awards and all other terms and conditions of such Awards.

8.	COVENANTS OF THE COMPANY.

(a)    Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b)    Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.	USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.	MISCELLANEOUS.

(a)    Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b)    Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c)    No Employment or other Service Rights. Nothing in the Plan, any Stock Award Agreement or other instrument executed pursuant thereto or any Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d)    Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(e)    Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates representing Common Stock issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f)    Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid variable award accounting); or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

11.	ADJUSTMENTS UPON CHANGES IN STOCK.

(a)    Capitalization Adjustments. If any change is made in, or other event occurs with respect to, the Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Sections 4(a) and 4(b) and the maximum number of securities subject to award to any person pursuant to Section 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b)    Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to the completion of such dissolution or liquidation.

(c)    Corporate Transaction. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may (but need not) assume or continue any or all Stock Awards outstanding under the Plan or may (but need not) substitute similar stock awards for any and all Stock Awards outstanding under the Plan, including an award to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to any and all Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company), if any, in connection with such Corporate Transaction. In the event that any surviving corporation or acquiring corporation does not assume or continue all such outstanding Stock Awards or substitute similar stock awards for all such outstanding Stock Awards, then with respect to Stock Awards that have been not assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), such Stock Awards shall terminate if not exercised (if applicable) at or prior to such effective time, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall (contingent upon the effectiveness of the Corporate Transaction) lapse. With respect to any other Stock Awards outstanding under the Plan that have not been assumed, continued or substituted, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated, unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of such Stock Award, and such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.

(d)    Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

12.	AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a)    Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable law.

(b)    Stockholder Approval. The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

(c)    Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d)    No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e)    Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the agreement evidencing a Stock Award, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.	TERMINATION OR SUSPENSION OF THE PLAN.

(a)    Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)    No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the date the Plan is adopted by the Board; provided, however, that, no Stock Award other than Stock Appreciation Rights shall be granted under the Plan unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board.

15.	CHOICE OF LAW.

The laws of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

Appendix B

PATH 1 NETWORK TECHNOLOGIES INC.

AUDIT COMMITTEE CHARTER

Adopted by the Board of Directors of Path 1 Network Technologies Inc.

Purpose

The purpose of the Audit Committee (the “Committee”) of the board of directors (the “Board”) of Path 1 Network Technologies Inc. (the “Company”) is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The Committee is not responsible, however, for planning or conducting audits, or determining whether the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles.

Composition

The Committee shall be composed of three or more directors, as determined by the Board, each of whom shall be “independent”, as that term is defined in Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Rules and Regulations (the “Regulations”) of the Securities and Exchange Commission (the “Commission”) under the Exchange Act, and shall meet the independence and financial literacy requirements of the American Stock Exchange. When and if required by the rules of the applicable stock exchange and the Regulations, at least one member of the Committee shall be an “audit committee financial expert”, as that term is defined in the Regulations.

Responsibilities

The Committee is charged by the Board with the responsibility to:

1.    Appoint and provide for the compensation of a “registered public accounting firm” (as that term is defined in Section 2(a) of the Sarbanes-Oxley Act of 2002) to serve as the Company’s independent auditor, oversee the work of the independent auditor (including resolution of any disagreements between management and the independent auditor regarding financial reporting), evaluate the performance of the independent auditor and, if so determined by the Committee, replace the independent auditor; it being acknowledged that the independent auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders.

2.    Ensure the receipt of, and evaluate the written disclosures and the letter that the independent auditor submits to the Committee regarding the auditor’s independence in accordance with Independence Standards Board Standard No. 1, discuss such reports with the auditor, oversee the independence of the independent auditor and, if so determined by the Committee in response to such reports, take appropriate action to address issues raised by such evaluation.

3.    Discuss with the independent auditor the matters required to be discussed by SAS 61, as it may be modified or supplemented.

4.    Instruct the independent auditor and the internal auditor, if any, to advise the Committee if there are any subjects that require special attention.

5.    Instruct the independent auditor to report to the Committee on all critical accounting policies of the Company, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the auditors, and other material written communication between the auditors and management.

6.    Meet with management and the independent auditor to discuss the annual financial statements and the report of the independent auditor thereon, and to discuss significant issues encountered in the course of the audit work, including: restrictions on the scope of activities; access to required information; the adequacy of internal financial controls; the adequacy of the disclosure of off-balance sheet transactions, arrangements, obligations and relationships in reports filed with the Commission; and the appropriateness of the presentation of any non-GAAP financial measures (as defined in the Regulations) included in any report filed with the Commission or in any public disclosure or release.

7.    Review the management letter delivered by the independent auditor in connection with the audit.

8.    Following such review and discussions, if so determined by the Committee, recommend to the Board that the annual financial statements be included in the Company’s annual report.

9.    Meet quarterly with management and the independent auditor to discuss the quarterly financial statements prior to the filing of the Form 10-Q; provided that this responsibility may be delegated to the chairman of the Committee.

10.    Meet at least once each year in separate executive sessions with management, the internal auditor, if any, and the independent auditor to discuss matters that any of them or the Committee believes could significantly affect the financial statements and should be discussed privately.

11.    Review significant changes to the Company’s accounting principles and practices proposed by the independent auditor, the internal auditor, if any, or management.

12.    Review the scope and results of internal audits, if any.

13.    Evaluate the performance of the internal auditor, if any, and, if so determined by the Committee, recommend replacement of the internal auditor.

14.    Conduct or authorize such inquiries into matters within the Committee’s scope of responsibility as the Committee deems appropriate.

15.    Provide minutes of Committee meetings to the Board, and report to the Board on any significant matters arising from the Committee’s work.

16.    At least annually, review and reassess this Charter and, if appropriate, recommend changes to the Board.

17.    Prepare the Committee report required by the Regulations to be included in the Company’s annual report and/or proxy statement.

18.    Establish a procedure for receipt, retention and treatment of any complaints received by the Company about its accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

19.    Approve, in accordance with Sections 10A(h) and (i) of the Exchange Act and the Regulations, all professional services, to be provided to the Company by its independent auditor, provided that the Committee shall not approve any non-audit services proscribed by Section 10A(g) of the Exchange Act in the absence of an applicable exemption. The Committee may adopt policies and procedures for the approval of such services which may include delegation of authority to a designated member or members of the Committee to approve such services so long as any such approvals are disclosed to the full Committee at its next scheduled meeting.

20.    Review and approve all related party transactions.

Authority

By adopting this Charter, the Board delegates to the Committee full authority in its discretion to:

1.    Perform each of the responsibilities of the Committee described above.

2.    Appoint a chair of the Committee, unless a chair is designated by the Board.

3.    Engage independent counsel and other advisers as the Committee determines necessary to carry out its responsibilities.

4.    Cause the officers of the corporation to provide such funding as the Committee shall determine to be appropriate for payment of compensation to the Company’s independent auditor and any legal counsel or other advisers engaged by the Committee, and payment of ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties.

PATH 1 NETWORK TECHNOLOGIES INC.

6215 Ferris Square, Suite 140, San Diego, California 92121

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John R. Zavoli and David Houillion, jointly and severally, as proxyholders, each with full power to appoint his substitute, and hereby authorizes them to vote as designated below, all the shares of Common Stock of Path Network Technologies Inc. held of record by the undersigned at the close of business on May 31, 2004, at the Annual Meeting of Stockholders to be held on July 12, 2004, or any postponement or adjournment thereof, and to vote in their discretion on such other business as may come before the Annual Meeting. If no direction is made, your proxy will be voted FOR the proposals and nominees described in the enclosed proxy statement and in the discretion of the proxy holders on all other matters that may come before the meeting.

The Board of Directors recommends a vote FOR items 1, 2 and 3

1.	ELECTION OF DIRECTORS

☐ For All Nominees	☐ Withhold Authority For All Nominees	☐ For All Except (see instructions below)

Nominees:	Frederick A. Cary James A. Bixby Robert B. Clasen	John R. Zavoli Robert Packer Dr. Moshe Nazarathy

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) for which you wish to withhold authority below.

2.	APPROVAL OF SWENSON ADVISORS, LLP AS INDEPENDENT AUDITORS FOR 2004

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	APPROVAL OF THE 2004 EQUITY INCENTIVE PLAN

FOR ☐	AGAINST ☐	ABSTAIN ☐

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder and will be voted by the proxyholders at their discretion as to any other matters properly transacted at the Special Meeting. If this Proxy is properly executed and no direction is made, this Proxy will be voted FOR items 1, 2 and 3.

Dated: , 2004

(Stockholder’s Signature)

(Stockholder’s Signature)

Please sign exactly as your name appears on this Proxy. If signing for trusts, estates, partnerships or corporations, your title or capacity should be stated. If shares are held jointly, each holder should sign.

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING  ☐